Exhibit 23.3

(Letterhead of Gifford Fong Associates)

March 30, 2005

Mr. Efrain Rodriguez
Terremark Worldwide, Inc.
2601 South Bayshore Drive
Suite 900
Miami, FL 33133

Re:	Terremark Convertible Bond Valuation Report dated September 24, 2004

Dear Efrain,

We hereby consent to the use of our firm’s name in the Registration Statement on Form S-1 of Terremark Worldwide Inc. to which this consent is an exhibit (the “Registration Statement”).

Cordially,

/s/ H. Clifford Fong

H. Clifford Fong
Sr. Vice President